F&G Investor Update Fall 2023

Disclaimer & Forward-Looking Statements This presentation contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance; natura l disasters, public health crises, international tensions and conflicts, geopolitical events, terrorist acts, labor strikes, po litical crisis, accidents and other events; concentration in certain states for distribution of our products; the impact of interest rate fluctuations; equity market volatility or disruption; the impact of credit risk of our counterparties; changes in our assumptions and estimates regarding amortization of our deferred acquisition costs, deferred sales inducements and value of business acquired balances; regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies, or the ability of our insurance subsidiaries to make cash distributions to us; and other factors discussed in “Risk Factors” and other sections of the Company’s Form 10 -K and other filings with the Securities and Exchange Commission. F&G Investor Update | Fall 2023 2

Non-GAAP Financial Measures Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this presentation includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, the Company believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within. F&G Investor Update | Fall 2023 3

Well Positioned for Strong Finish in 2023 ✓ Gross sales on track for $12-13B in FY2023 ✓ Record assets under management and positioned for sustained asset growth ✓ Diversified, high quality investment portfolio well matched to liabilities ✓ Consistent economics and margin expansion over time despite short-term earnings volatility ✓ Strong balance sheet with financial flexibility ✓ Capital allocation supports growth and return of capital to shareholders F&G Investor Update | Fall 2023 4 YTD 3Q23 Gross Sales $9.1B + 7% YoY YTD 3Q23 Net Sales $6.7B On Plan Record Assets Under Management (AUM)1 $47.4B + 13% YoY 3Q23 Portfolio Credit-Related Impairments 2 bps Well below pricing YTD 3Q23 Adjusted ROA, ex significant items 1.19% Well above ~1.10% expected YTD 3Q23 Capital Return to Shareholders $68M Dividends & Repurchases Book Value Per Share, ex AOCI1 $43.30 + 6% vs. 2Q23 1As of 9/30/2023 YTD 3Q23 Adjusted ROE, ex significant items 10.5% +50 bps vs. 2Q23

Third Quarter Financial Highlights

F&G expects steady and growing adjusted net earnings over time, excluding significant items which include short-term mark-to-market effects

Financial Highlights

($M) - except per share data and ROA	Quarterly		Year-to-Date	
Period ended September 30	3Q22	3Q23	3Q22	3Q23
Gross sales	$2,873	$2,781	$8,535	$9,070
Net sales	$2,213	$2,268	$7,095	$6,689
Assets under management (AUM)	$41,988	$47,437	$41,988	$47,437
AUM before flow reinsurance	$44,017	$52,910	$44,017	$52,910
Adjusted return on assets (ROA)	0.76%	0.76%	0.76%	0.76%
Net earnings (loss)	$187	$306	$811	$241
Net earnings (loss) per diluted share	$1.50	$2.45	$7.24	$1.93
Adjusted net earnings (ANE)	($12)	$120	$223	$260
Adjusted net earnings per diluted share	($0.10)	$0.96	$1.99	$2.08
Weighted average diluted shares	125	125	112	125
Adjusted ROA – ex significant items	1.11%	1.19%	1.11%	1.19%
ANE – ex significant items	$116	$148	$327	$408
ANE per diluted share – ex significant items	$0.93	$1.18	$2.92	$3.26

Significant Items – Quarterly

ANE ($M) and Per Share	3Q22		3Q23	
Favorable / (Unfavorable)	($M)	Per share	($M)	Per share
Alternatives investment short-term returns versus long-term return expectations	(117)	($0.94)	(28)	($0.22)
Other significant (income) expense items	(11)	($0.09)	0	$0.00

Significant Items – Year-to-Date

ANE ($M) and Per Share	YTD 3Q22		YTD 3Q23	
Favorable / (Unfavorable)	($M)	Per share	($M)	Per share
Alternatives investment short-term returns versus long-term return expectations	(145)	($1.29)	(116)	($0.92)
Tax valuation allowance expense	(38)	($0.34)	(37)	($0.30)
Other significant (income) expense items	(11)	($0.10)	0	$0.00
CLO redemption gains & bond prepay income	24	$0.21	5	$0.04
Actuarial assumption update	66	$0.59	0	$0.00

F&G Investor Update | Fall 2023 5

About F&G Snapshot Our Product Lines Fixed Deferred Annuities • Fixed indexed annuity (FIA) • Multi-year guaranteed annuity (MYGA) Pension Risk Transfer (PRT) Life Insurance • Indexed universal life (IUL) Funding Agreements • Funding agreement backed notes (FABN) • Federal Home Loan Bank (FHLB) Background Five Distinct Distribution Channels Retail Channels • Independent insurance agents (IMOs) • Broker Dealers • Banks Institutional Channels • Pension risk transfer • Funding agreements Financial Strength Ratings A- Positive A.M. Best A- Stable S&P Global A- Stable Fitch Ratings A3 Stable Moody’s F&G Investor Update | Fall 2023 6 • Founded in 1959 as a life insurance company • Listed on the New York Stock Exchange (NYSE: FG) eff. 12/1/2022 • Fidelity National Financial (NYSE: FNF) retains ~85% ownership • Headquartered in Des Moines, IA; >1,100 employees • Ranking as a Top Workplaces company for 6 consecutive years

v Track Record of Success We have delivered consistent top line growth and return on assets across varying market cycles, and we expect to continue to outperform the rest of the market, whether rates are rising or falling v Targeting Large and Growing Markets We have long-standing relationships with multiple distribution channels, an investment edge, and a track record of attracting top talent which gives us a competitive advantage Superior Ecosystem F&G’s Competitive Advantages F&G is a nationwide leader in the large markets we play in, and we expect demographic trends will provide tailwinds to give us significant room to continue growing – including untapped Middle Market demand for Life coverage and the opportunity to migrate consumers from CDs to fixed annuities Driving Margin Expansion and Improved Returns F&G is pursuing strategies to grow earnings, while generating significant positive net cash flow and diversifying into “capital light” flow reinsurance and accretive owned distribution to generate higher ROEs 7F&G Investor Update | Fall 2023

We Have A Clean & Profitable Inforce Book

Our inforce liabilities are surrender charge protected and our asset and liability cash flows are well matched; our inforce book does not contain typical problematic legacy business

- Our liability profile drives our investment strategy
  - Retail fixed annuities are 91% surrender protected
  - Non-surrenderable liabilities include funding agreements, pension risk transfer and immediate annuities
- New business and inforce are actively managed to maintain pricing targets
- Asset and liability cash flows are well matched

GAAP Net Reserves[1]



4%
5%
7%
11%
$44.6B
60%
13%
Fixed Indexed Annuities
Fixed Rate Annuities
Funding Agreements
Pension Risk Transfer
Life
Immediate Annuities

Fixed Annuity Metrics[1]

Weighted average time remaining in surrender charge period	7 Years
% Surrender protected	91%
Average remaining surrender charge (% of account value)	7%
% Subject to market value adjustment (MVA)	71%
Average cost of options/interest credited	2.3%
Distance to guaranteed minimum crediting rates	150 bps

[1]As of 9/30/2023

F&G Investor Update | Fall 2023 8

We Are Playing In High Growth Markets

The U.S. retirement and middle markets are growing and we are both well established and well positioned for continued growth in our retail channels and institutional markets



Mutual Fund 401(k) Assets1
$4.5T
Registered index linked annuities (RILAs) provide alternative with upside potential and limited downside risk
U.S. Consumer Savings2
$862B
Consumers increasingly rely on personal savings for retirement income
Retail Life & Annuities3
$326B
Untapped demand for permanent life insurance, especially in the Middle Market
Pension Risk Transfer4
$258B
Transaction volume likely to increase5
Funding Agreements6
$176B

[1] 2Q23 Quarterly Retirement Market Data, Investment Company Institute, 9/14/2023
[2] Personal savings in the U.S. per Federal Reserve Bank of St. Louis as of June 2023
[3] 2022 U.S. retail life sales (annualized premium) and U.S. individual annuity sales per LIMRA
[4] Value of U.S. pension risk transfer (PRT) assets held with all current PRT writers per LIMRA 2Q23 Pension Risk Transfer Survey
[5] U.S. Pension Risk Transfer Market Posts Record-Breaking 2021 per Pensions & Investments, Source Legal & General, 2/8/2022
[6] Board of Governors of the Federal Reserve System, Funding Agreement-Backed Securities (FABS) as of 3/31/2023

F&G Investor Update | Fall 2023 9

… And We’re Winning … Annual Gross Sales by Retail Channel and Institutional Market ($B) 1CAGR reflects 2018-2023E annual periods 2018 2019 2020 2021 2022 2023E Funding Agreements Agent PRT Broker Dealer Bank $9.6B $4.5B $3.9B $3.4B • FNF and F&G Merger • F&G ratings upgrades (June 2020) $11.3B ~30% CAGR1 10 $12-13B F&G Investor Update | Fall 2023

43% 28% 4% 13% 12% $11.3B 39% 37% 1% 10% 13% $9.1B (9 Mos.) 84% 5% 7% 4% $4.5B Note: Reflects Total Gross Sales 41% 30% 6% 10% 13% $9.1B (9 Mos.) FY2022 Sales YTD 3Q23 Sales Bank Broker Dealer Agent Funding Agreements Pension Risk Transfer (PRT) C h a n n e l P ro d u c t Multi-year Guaranteed Annuity (MYGA) Indexed Universal Life (IUL) Funding Agreements Fixed Indexed Annuity (FIA) Pension Risk Transfer (PRT) 41% 33% 1% 13% 12% $11.3B 77% 17% 1% 5% $4.5B FY2020 Sales F&G Investor Update | Fall 2023 11 … And Significantly Diversifying Our Business

High Quality & Well-Diversified Portfolio1 Investment Portfolio by Asset Class Investment Portfolio by NAIC Designation F&G Investor Update | Fall 2023 12 Portfolio conservativelypositioned& well-matched to liability profile • Fixed income is 96% investment grade • Modest average credit-related impairments of 5 bps over the last 3 years, well below our pricing assumption and remained below that level in 3Q23 CMBS/CML portfolios are high quality, with moderate leverage and diversified across property types • CMBS, CMLs and Alternative LPs comprise 19% of total portfolio, with only 2.3% in office • Alternative LPs comprise 6% of total portfolio, with only 2.1% of Alternative LPs portfolio in office 29% Corpoates 24% Structured Securities 15% Private Origination 11% Mortgage Loans 6% Alternatives (LP) 4% Municipal 3% Prf/Hybrid 3% EMD 2% Other ² 2% Cash 1% Gov't & Treasury $42B 59% NAIC 1 26% NAIC 2 3% NAIC 3 1% NAIC 4/5/6 6% LP 3% Other ² 2% Cash $42B 1GAAP Fair Values as of 09/30/2023 (net of reinsurance FWH) 2Other consists of ICOLI, FHLB stock, LIHTC, options and private origination equity tranches

Structured Credit Portfolio1,2 56% Residential 21% Multifamily 10% Industrial 7% Office 2% Retail 2% Student Housing 2% Other ³ Our Investment Portfolio Key Attributes Investment Rationale • Core fixed income: Focus remains high grade public and private securities with strong risk adjusted returns • Structured credit: Provides access to well diversified, high- quality assets across CLOs, CMBS and ABS • Mortgage loans: Superior loss-adjusted performance relative to similar rated corporates • Direct Origination: Diversified private credit exposure to a wide spectrum of underlying collateral Fixed Income1,2 (ex. Structured, Mortgage Loan & Private Origination) Private Origination Portfolio1,2 1GAAP Fair Values as of 9/30/2023 (net of reinsurance FWH) 2Excludes $4B of alternatives/equity, FHLB, call options and cash 3Other consists of data center, mixed use and hotel properties 75% Corporates 9% Municipal 7% Prf/Hybrid 7% EMD 2% Gov't & Treasury $17B 40% CLOs 33% CMBS 13% ABS 12% Non Agency RMBS 2% Agency RMBS $10B Mortgage Loans1,2 $5B 45% Corporate Lending 27% Private Specialty Finance 24% Asset Backed & Consumer Loans 4% Triple Net Lease $6B F&G Investor Update | Fall 2023 13

Our Proven Track Record of Profitable Growth Gross Sales ($B) Average Assets Under Management (AAUM) ($B) Adjusted Net Earnings ($M) 6.1 8.5 5.9 7.0 3.5 2.8 2.6 2.1 9.6 11.3 8.5 9.1 2021 2022 YTD 3Q22 YTD 3Q23 Institutional Markets Retail Channels Net Sales 8.7 9.0 7.1 6.7 +7% VPY18% VPY 31.9 40.1 39.2 45.5 2021 2022 YTD 3Q22 YTD 3Q23 +16% VPY26% VPY Ending AUM 36.5 43.6 42.0 47.4 AUM before flow reinsurance 37.3 46.4 44.0 52.9 640 353 223 260 2021 2022 YTD 3Q22 YTD 3Q23 Significant items ANE ex significant items F&G Investor Update | Fall 2023 14 For further details on significant items, see page 5

Our Proven Track Record: Sales 15F&G Investor Update | Fall 2023 Sales are managed to profitability & capital targets • Coming off record sales in 1H23, Retail annuity sales were intentionally lower during Q3 as we finalized reinsurance agreements and enhanced product features to finish strong in 2023 and create momentum for 2024 • Institutional reflects healthy pension risk transfer pipeline • Net sales reflect new partner added, increasing flow reinsurance to 90% of MYGA sales in September 2023 • Ending assets under management at $47.4B, driven by net new business flows and stable inforce Gross Sales ($B) Note: LTM 3Q23 reflects last twelve months ended 9/30/2023 6.1 8.5 9.5 2.3 2.5 2.8 2.3 1.9 3.5 2.8 2.3 0.6 0.2 0.5 0.7 0.9 9.6 11.3 11.8 2.9 2.7 3.3 3.0 2.8 2021 2022 LTM 3Q23 3Q22 4Q22 1Q23 2Q23 3Q23 Institutional markets Retail channels Net Sales 8.7 9.0 8.6 2.2 1.9 2.2 2.2 2.3 AUM 36.5 43.6 47.4 42.0 43.6 45.4 46.3 47.4

Our Proven Track Record: Adj. Net Earnings 16F&G Investor Update | Fall 2023 F&G expects steady and growing adjusted net earnings over time, excluding significant items • Growth in ANE ex significant items reflects: • asset growth, • margin expansion from core business & flow reinsurance, • disciplined expense management over time, and • higher interest expense on debt (vs. prior year) • For further details on significant items, see page 5 Adjusted Net Earnings (ANE) ($M) 640 353 390 (12) 130 61 79 120 2021 2022 LTM 3Q23 3Q22 4Q22 1Q23 2Q23 3Q23 Significant items ANE ex significant items Net earnings (loss) 1,240 635 65 187 (176) (195) 130 306 ANE per share $6.10 $3.07 $3.12 ($0.10) $1.04 $0.49 $0.63 $0.96 Adj. ROA1 0.93% 1.18% 1.23% 1.11% 1.18% 1.18% 1.16% 1.19% Adj. ROE1 8% 10% 10% 9% 10% 10% 10% 11% Note: LTM 3Q23 reflects last twelve months ended 9/30/2023 1Reflects adjusted net earnings ex significant items

Scalable ROA Model (ex Significant Items) – YTD 3Q23 515 bps 273 bps 123 bps 119 bps1,2 Portfolio Earned Yield Cost of Funds Expenses (Operating, Interest & Taxes) Adjusted Net Earnings excluding significant items Unique Investment Capabilities Attractively Priced Liabilities Scalable Operating Platform Strong Earnings Growth Potential Overall Product Margin3: 2.42% 4 $408M 1 2 3 4 As a rule of thumb, target ROA of 100 bps, excluding significant items 1 2 3$1,758M $932M $418M F&G Investor Update | Fall 2023 17 1Adjusted return on assets (ROA) excluding significant items in bps 2See discussion of significant income and expense items in the Appendix 3Overall Product margin = portfolio earned yield – cost of funds

Our Disciplined “Core” Margin Management We strive to opportunistically grow stable liabilities that generate our targeted levels of profitability and have a proven track record of protecting our “core” spread-based margins in varying environments • Our multiple channels and markets provide flexibility to respond to changing market conditions • We are disciplined in new business pricing to achieve targeted returns, prioritizing profit over volume • Our inforce has built-in structural protections and we take prudent action to maintain lifetime profitability targets • Reserves are based on conservative actuarial assumptions • We have robust risk management and rigorous stress testing practices • We continually evaluate opportunities for upside risk adjusted returns and downside protection in our investment portfolio • Portfolio asset allocation • Yield enhancement opportunities to maintain competitive positioning • Floating rate portfolio interest rate hedge F&G Investor Update | Fall 2023 18

Our Accretive Flow Reinsurance Opportunity Flow reinsurance provides a lower capital requirement on ceded new business, while allocating capital to the highest returning retained business, enhancing cash flow and generating fee-based earnings Capital release from flow reinsurance Drives ROE enhancement For a reinsured sale, based on current economics, we would expect to receive ~1/3 of the ROA with proportionately less, or ~1/5 of the capital requirement F&G Investor Update | Fall 2023 19 • Reinsurance allows us to grow sales faster, because of lower capital requirements • For every $1B of new business flow reinsurance, we free up $75M of capital to redeploy to the highest earning retained business • Reinsurance cash flows provide ‘capital light’ fee based earnings with significantly higher IRRs • Reinsurers are paying us to generate (source) their asset accumulation through a ceding commission • Provides benefit of scale faster than without reinsurance; expense coverage is more than the marginal expense of putting business on the books

F&G’s Owned Distribution Track Record F&G is a consolidator of choice in the distribution space Access to Partner Support Capabilities As a manufacturer, F&G is uniquely positioned to be a distribution consolidator F&G Is Building A Proven Track Record • Our deep distribution relationships, long-term focus, and product expertise provide an opportunity for us to bring value to our network in ways private equity- backed acquirers cannot • Solidifies relationships with key partners that we have worked with for decades • Boosts our presence in underserved multi-cultural and middle market segments • Plays to key experience and expertise within the F&G management team which helps the IMO’s to accelerate their growth • Adds a capital light, diversifying source of fee- based earnings for F&G Deals Closed ~$260M Deal Pipeline ~$270M Future Opportunity ~$470M Long-term Targeted Investment ~$1B Pro forma ~20%+ ROI’s over time F&G Investor Update | Fall 2023 20

Book Value Per Share Rollforward 21F&G Investor Update | Fall 2023 BVPS ex. AOCI1 – 6/30/2023 to 9/30/2023 $40.70 41.67 $41.45 $43.30 0.97 (0.22) 1.85 $39.00 $39.50 $40.00 $40.50 $41.00 $41.50 $42.00 $42.50 $43.00 $43.50 2Q23 ANE 3Q23 Before MTM & Return of Capital Return of Capital 3Q23 Before MTM MTM Movements & Other 3Q23 Equity ex. AOCI1 ($M) 5,128 120 5,248 (27) 5,221 191 5,412 Shares O/S2 (M) 126 (1) 125 1Excluding accumulated other comprehensive income (ex AOCI) 2Outstanding shares of 125,591,479 as of 6/30/2023 and 125,496,745 as of 9/30/2023 Underlying Business Performance Market Movements & Other Return of Capital BVPS ex AOCI at $43.30 per share in 3Q23 vs. $40.70 per share in 2Q23, ↑ 6% or $2.60 per share • $0.97 per share increase due to underlying business performance • ($0.22) per share for return of capital, primarily common dividend • $1.85 per share increase due to mark- to-market movements which are unrealized and point in time

Stable and Strong Capital Profile 22F&G Investor Update | Fall 2023 GAAP Capitalization ex AOCI1 ($M) 4,201 5,223 5,412 950 1,100 1,565 5,151 6,323 6,977 2021 2022 YTD 3Q23 Debt Equity ex. AOCI Adj. Debt to Capital % 18% 17% 22% 1Excluding accumulated other comprehensive income (ex AOCI) Solid F&G capitalization; debt-to-capitalization ratio in line with long term target of 25% • YTD 3Q23 capital markets highlights, as planned: • $500M issuance of 7.40% senior unsecured notes due 2028 in January to support future growth & liquidity • Revolving credit facility upsized by $115M, from $550M to $665M in February; $515M drawn on September 30 • Share repurchases of $18.3M at an average price of $21.07 per share through YTD 3Q23

Our Capitalization Supports Growth & Dividend F&G’s capital allocation priorities focus on deploying capital to best maximize shareholder value through both continued investment in our business and generation of distributable cash for return of capital to shareholders • F&G has flexibility to adjust retained sales level, as a “lever” to support net cash from operations with sustained asset growth • F&G has returned $68M of capital to shareholders YTD 3Q23, including $50M common dividends and $18M share repurchases Investing for Growth Reinvest in the Business Capital and other investments to support the growth strategy and maintain adequate capital buffer Net Cash from Operations Return to Shareholders Common Dividend Payout Upon board approval, common dividend with potential targeted increases over time ► Maintain efficient capital structure ► Target long-term debt-to-total capitalization excl. AOCI of approximately 25% ► Maintain solvency and capital targets in line with ratings Share Repurchase Efficient means of returning cash to shareholders when shares trade at discount to intrinsic value F&G Investor Update | Fall 2023 23

SECTION Appendix - Investments F&G Investor Update | Fall 2023 24

Structured Credit – Why We Like It Investment Rationale • Collateralized loan obligation (CLO) portfolio well diversified across industry, issuer and manager; focus on investment grade with ample par subordination • Commercial mortgage-backed securities (CMBS) focus on seasoned CMBS which allows for visibility into credit performance, built-in appreciation and contractual amortization which reduces risk exposure; target more stable property types, such as multi-family, to create a defensive portfolio • Asset Backed Securities (ABS) focus on high quality, directly originated specialty finance assets diversified by collateral type CLO Top 10 Industries2 CMBS by Property Type1 ABS Top 10 Collateral Type1 1GAAP Fair Values as of 9/30/2023 (net of reinsurance FWH) 2Par values as of 9/30/2023 (net of reinsurance FWH) 12% Royalty & Licensing 11% NAV Lending 9% Residential Solar 9% Home Improvement 8% Broadly Diversified 6% Telecommunications 6% Aviation 5% Manufactured Housing 5% Student Loan 4% Structured Settlements 25% All Other (< Top 10) $5B F&G Investor Update | Fall 2023 25 38% Multifamily 18% Office 10% Hotel 8% Retail 7% Industrial 7% Defeased 10% Other 1% Self-Storage 1% Life Science $3B 13% High Tech 12% Healthcare & Pharmaceuticals 9% Banking, Finance, Insurance & Real Estate 7% Services: Business 5% Media: Broadcasting & Subscription 5% Hotels, Gaming & Leisure 4% Telecommunications 4% Construction & Building 4% Capital Equipment 4% Chemicals, Plastics & Rubber 33% Other $4B

Portfolio Spotlight: CLO • Highly diversified portfolio with ample par subordination • Blackstone’s broad & deep understanding of the asset class, and ability to perform loan level underwriting, distinguishes F&G’s portfolio from its peers F&G CLO Portfolio Composition – % Fair Value1 Note: GAAP Fair Values as of 9/30/2023 1Reflects the weighted average par subordination of the CLO portfolio Investment Grade Par Subordination 44% 27% 19% 14% 7% Credit Quality 90% investment grade Structural Protection 19% par subordination1 Capital Efficiency 1.44 Average NAIC rating Market Value $3.9B 1 CLO exposure 26 7% 11% 42% 30% 10% AAA AA A BBB BB and Below F&G Investor Update | Fall 2023

33.2% 3.7% 3.9% 4.3% 4.3% 4.8% 4.8% 7.2% 8.8% 12.4% 12.6% 0.0% 5.0% 10.0% 15.0% 20.0% Other Industry 10 Industry 9 Industry 8 Industry 7 Industry 6 Industry 5 Industry 4 Industry 3 Industry 2 Industry 1 Our CLO Portfolio: Look Through Analysis Portfolio focused on high quality CLO securities backed by highly diversified pool of loans Note: GAAP Fair Values as of 9/30/2023 IndustriesCompaniesCLO Managers 94 CLO managers 1,879 Companies 33 Industries F&G Investor Update | Fall 2023 27 67.1% 2.1% 2.1% 2.2% 2.2% 2.6% 2.7% 2.7% 2.9% 3.4% 10.0% 0.0% 5.0% 10.0% 15.0% 20.0% Other Manager 10 Manager 9 Manager 8 Manager 7 Manager 6 Manager 5 Manager 4 Manager 3 Manager 2 Manager 1 7 . 95.0% 0.4% 0.4% 0.4% 0.5% 0.5% 0.5% 0.5% 0.5% 0.6% 0.7% 0.0% 0.5% 1.0% 1.5% 2.0% Other Issuer 10 Issuer 9 Issuer 8 Issuer 7 Issuer 6 Issuer 5 Issuer 4 Issuer 3 Issuer 2 Issuer 1 100.0100.0% 40.0%

U.S. CLO Impairment Frontier CLO debt is well insulated from higher defaults and lower recovery rates • BBB CLOs can withstand an annualized default of 9.6% (that would have to occur every year) assuming a 64.3% average long- term loan recovery rate U.S. CLO Impairment Frontier (First-loss scenarios among CLO tranches) Note: Reflects Blackstone Credit’s views and beliefs as of June 30, 2023. Source: U.S. J.P. Morgan as of June 30, 2023 for average recovery rate and annual loan default rate; CLO impairment frontiers generated from Intex model and include key assumptions as follows: Interest rates based on current Intex curve, annual prepayment rate of 20%, Recovery lag = 12 months, CLO redeemed at AAA payoff date in standard CLO run, reinvestment price = 99.75, reinvestment rate = 3 month Libor + 325bps, no reinvestment post Reinvestment Period. Please note: the historical data point shown is calculated using annual default and recovery rates from J.P. Morgan Leveraged Loan Index and represents the average default rates and weighted average recovery rates from 1998-2023 for the long-term average time period. Average recovery rate is representative of first-lien loans as of June 30, 2023 F&G Investor Update | Fall 2023 28

35% CMBS 14% RMBS 26% RML 22% CML 3% NNN Duration 4.0 years Quality 1.3 Average NAIC rating Market Value $9.7B Real estate portfolio Weighted Average Life 6.1 years Portfolio Spotlight: Real Estate Debt BREDS (Blackstone Real Estate Debt Strategies) has assembled a high-quality portfolio with diversified exposure across asset classes and properties Note: GAAP Fair Values as of 9/30/2023 $10B F&G Investor Update | Fall 2023 29

Portfolio Spotlight: CMBS & RMBS By Asset Type By Property Type By NAIC Rating F&G Investor Update | Fall 2023 30 Note: GAAP Fair Values as of 9/30/2023 56% 12% 7% 6% 5% 5% 9% 3Q23 Multifamily Office Hotel Retail Industrial Defeased Other 13% 29% 11% 21% 6% 20% 3Q23 Conduit (Below A) RMBS Conduit (A or above) SASB Agency CRE CLOs 84% 9% 5% 2% 3Q23 1 2 3 4/5/6

Portfolio Spotlight: CMBS

Prudent asset selection has led to more multifamily exposure and less retail vs. Conduit CMBS market averages

Portfolio Construction Comparison[1]


38%
13%
8%
25%
Multifamily
Retail
F&G
Post-Crisis Conduit CMBS

Market Value
$3.4B
CMBS portfolio

Credit Quality
89%
Investment grade (NRSRO)

Credit focus
A-
NRSRO rating

Quality
1.3
Average NAIC rating

Note: GAAP Fair Values as of 9/30/2023
[1]BAML Conduit Data as of 9/30/2023

F&G Investor Update | Fall 2023 31

Portfolio Spotlight: CMLs By State By Underlying Property Type By Loan-To-Value % Investment Rationale • Our Commercial Mortgage Loan (CML) portfolio is low risk, low leveraged and well diversified • All first mortgage loans, with average loan-to-value of ~60% • 77 holdings, with average loan size of $27M • 1.3% of CML portfolio loans have a DSCR <1x Note: Par Values as of 9/30/2023 24% CA 12% FL 6% NY 6% TX 5% NJ 5% GA 4% CT 38% Other $2B 13% LTV < 50% 32% LTV 50% to 60% 54% LTV 60% to 70% 1% LTV > 70% $2B 48% Multifamily 23% Industrial 15% Office 5% Retail 4% Student Housing 5% Other $2B F&G Investor Update | Fall 2023 32

Portfolio Spotlight: Alternatives LPs • Alternatives portfolio has demonstrated robust returns; historical average of 14% • Commitments to Blackstone and non-Blackstone alternatives total $4.4B; invested capital of $2.3B • Total Alts NAV of $2.6B or 6% of total portfolio • The portfolio is well-diversified by underlying asset type, vintage year and geography • Only 2.1% of Alternative LPs portfolio in office Historical Performance Note: Reflects net asset value (NAV) as of 6/30/2023; includes Blackstone and Non-Blackstone funds F&G Investor Update | Fall 2023 33 9.5% 5.4% 31.0% 3.7% 1.7% FY 2019 FY 2020 FY 2021 FY 2022 1H 2023 Historical Avg = 14%

Blackstone Related Important Disclosures This document (together with any attachments, appendices, and related materials, the “Materials”) is provided for informational due diligence purposes only and is not, and may not be relied on in any manner as legal, tax, investment, accounting or other advice or as an offer to sell, or a solicitation of an offer to buy, any security or instrument in or to participate in any account, program, trading strategy with any Blackstone fund, account or other investment vehicle (each a “Client”) managed or advised by Blackstone Inc. or its affiliates (“Blackstone”), nor shall it or the fact of its distribution form the basis of, or be relied on in connection with, any contract or investment decision. None of Blackstone, its funds, nor any of their affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein should be relied upon as a promise or representation as to past or future performance of a Client or any other entity, transaction, or investment. All information is as of the date on the cover, unless otherwise indicated and may change materially in the future. Past Performance and Estimates / Targets. In considering any investment performance information contained in the Materials, please bear in mind that past or estimated performance is not necessarily indicative of future results and there can be no assurance that Blackstone or a Client will achieve comparable results, implement its investment strategy, achieve its objectives or avoid substantial losses or that any expected returns will be met. Any estimates and/or targets used herein are indicative of Blackstone’s analysis regarding outcome potentials and are not guarantees of future performance. They are presented solely to provide you with insight into the portfolio's anticipated risk and reward characteristics. They are based on Blackstone’s current view of future events and financial performance of potential investments and various estimations and “base case” assumptions (including about events that have not occurred) made at the time the estimates/targets are developed. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially from the estimates/targets. Any variations could be adverse to the actual results. Additional information regarding any estimations/targets, and relevant assumptions, is available upon request. Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof. Third-Party Information. Certain information contained in the Materials has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. Forward-Looking Statements. Certain information contained in the Materials constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward‐ looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10‐K for the most recent fiscal year ended December 31 of that year and any such updated factors included in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Materials and in the filings. Blackstone undertakes no obligation to publicly update or review any forward‐looking statement, whether as a result of new information, future developments or otherwise. 34F&G Investor Update | Fall 2023

SECTION 35 Appendix - Finance F&G Investor Update | Fall 2023

How F&G Makes Money – Retained Sales Client deposits premium with F&G 1 F&G invests in high quality and well diversified portfolio 2 F&G’s yield outpaces cost of funds and expenses 3 F&G’s AAUM growth drives earnings 4 Spectrum of client needs met (accumulation, income & wealth transfer), with no principal loss F&G’s strategic partnership with Blackstone provides a competitive advantage Product margin is the difference between portfolio earned yield and cost of funds F&G expects steady and growing earnings over time, excluding short-term mark-to-market effects Gross Sales Assets Under Management Product Margin, Net of Expenses Spread-Based Earnings F&G Investor Update | Fall 2023 36

How F&G Makes Money – Flow Reinsurance Client deposits premium with F&G 1 F&G expands flow relationships given high market demand 2 F&G onboards new business at lower marginal cost of capital 3 F&G enhances cash flow, diversifies earnings & increases ROE 4 Spectrum of client needs met (accumulation, income & wealth transfer), with no principal loss F&G continues to expand flow relationships through new partners &/or adding new products Lower capital requirement on ceded new business, while allocating capital to highest returning retained business F&G receives stream of ceding commissions and expense allowances on ceded new business Gross Sales Flow Reinsurance Capital “Light”, Enhanced Returns Fee-Based Earnings F&G Investor Update | Fall 2023 37

How F&G Makes Money – Owned Distribution F&G takes equity stake in independent agent distribution 1 F&G earns dividend stream on “capital light” distribution 2 F&G generates higher margins at lower marginal cost of capital 3 F&G diversifies earnings through accretive owned distribution 4 F&G’s deep distribution relationships, long-term focus and product expertise provide ‘win win’ F&G receives dividend income stream from ownership stake as share of earnings Partnership grants access to higher margins and preferred shelf space within capital “light” distribution F&G expects at-scale distribution to trade at higher multiple relative to Life & Annuity Investment in Owned Distribution Dividend Income Stream Capital “Light”, Greater Margin Potential Higher Multiple Earnings F&G Investor Update | Fall 2023 38

Non-GAAP Measure Reconciliations

	Year ended		Three months ended					Nine months ended	
	December 31, 2021	December 31, 2022	September 30, 2022	Decembr 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	September 30, 2022	September 30, 2023
Net earnings (loss)	$1,232	$635	$187	($176)	($195)	$130	$306	$811	$241
Non-GAAP adjustments (a):									
Recognized (gains) and losses, net									
Net realized and unrealized (gains) losses on fixed maturity available-for-sale securities, equity securities and other invested assets	(56)	446	70	110	48	27	14	336	89
Change in allowance for expected credit losses	(5)	24	6	11	8	20	5	13	33
Change in fair value of reinsurance related embedded derivatives	(34)	(352)	(94)	5	19	(17)	(36)	(357)	(34)
Change in fair value of other derivatives and embedded derivatives	(14)	(1)	(7)	10	(1)	—	13	(11)	12
Recognized (gains) losses, net	(109)	117	(25)	136	74	30	(4)	(19)	100
Market related liability adjustments	(233)	(534)	(237)	217	244	(102)	(237)	(751)	(95)
Purchase price amortization	26	21	5	5	5	6	5	16	16
Transaction costs and other non-recurring items (b)	(430)	10	4	2	2	—	1	8	3
Income taxes on non-GAAP adjustments	154	104	54	(54)	(69)	15	49	158	(5)
Adjusted net earnings (loss) (a)	$640	$353	($12)	$130	$61	$79	$120	$223	$260
Alternatives investment short-term returns versus long-term return expections	(261)	217	117	72	33	55	28	145	116
Other significant (income) expense items	(83)	(99)	11	(58)	37	(5)	0	(41)	32
Adjusted net earnings excluding significant items	$296	$471	$116	$144	$131	$129	$148	$327	$408

All amounts in millions

[a] Refer to "Non-GAAP Financial Measures Definitions"

[b] For the year ended December 31, 2021, reflects a one-time favorable adjustment to benefits and other changes in policy reserves resulting from an actuarial system conversion at September 31, 2021, which reflects modeling enhancement and other refinements of $435M

F&G Investor Update | Fall 2023

39

ANE – Significant Items1 1Refer to “Non-GAAP Financial Measures Definitions” F&G Investor Update | Fall 2023 40 Significant Income and Expense Items Reflected in ANE Alternatives Long-term Expected Return Not Reflected in ANE Weighted Average Diluted Shares Outstanding Three months ended September 30, 2023 Adjusted net earnings of $120 million for the three month ended September 30, 2023 included $114 million of investment income from alternative investments. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $142 million. $114 $142 125 September 30, 2022 Adjusted net loss of $12 million for the three months ended September 30, 2022 included $11 million of investment loss from alternative investments and $11 million of other net expense items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $106 million. ($22) $106 125 Nine months ended September 30, 2023 Adjusted net earnings of $260 million for the nine months ended September 30, 2023 included $295 million of investment income from alternative investments and $5 million, partially offset by $37 million tax valuation allowance expense. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $411 million. $263 $411 125 September 30, 2022 Adjusted net earnings of $223 million for the nine months ended September 30, 2022 included $161 million of investment income from alternative investments, $66 million gain from actuarial assumption updates, $24 million income of CLO redemption gains and other investment income, partially offset by $38 million tax valuation allowance expense and $11 million of other net expense items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $306 million. $202 $306 112

Significant Income and Expense Items Reflected in ANE Alternatives Long-term Expected Return Not Reflected in ANE Weighted Average Diluted Shares Outstanding Three months ended September 30, 2023 Adjusted net earnings of $120 million for the three month ended September 30, 2023 included $114 million of investment income from alternative investments. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $142 million. $114 $142 125 June 30, 2023 Adjusted net earnings of $79 million for the three months ended June 30, 2023 included $82 million of investment income from alternative investments and $5 million of bond prepay income. Alternative investments investment income based on management's long-term expected return of approzimately 10% was $137 million. $87 $137 125 March 31, 2023 Adjusted net earnings of $61 million for the three months ended March 31, 2023 included $99 million of investment income from alternative investments, partially offset by $37 million tax valuation allowance. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $132 million. $62 $132 125 December 31, 2022 Adjusted net earnings of $130 million for the three months ended December 31, 2022 included $41 million of investment income from alternative investments and $58 million one-time tax benefit from carryback of capital losses. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $113 million. $99 $113 125 September 30, 2022 Adjusted net loss of $12 million for the three months ended September 30, 2022 included $11 million of investment loss from alternative investments and $11 million of other net expense items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $106 million. ($22) $106 125 ANE – Significant Items1 (cont.) 1Refer to “Non-GAAP Financial Measures Definitions” F&G Investor Update | Fall 2023 41

Non-GAAP Measures and Definitions F&G Investor Update | Fall 2023 42 DEFINITIONS The following represents the definitions of non-GAAP measures used by F&G: Adjusted Net Earnings Adjusted net earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) to eliminate: (i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effect of changes in fair value of the reinsurance related embedded derivative, including interest rate swaps and forwards; (ii) Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit; (iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (“VODA”)) recognized as a result of acquisition activities; (iv) Transaction costs: the impacts related to acquisition, integration and merger related items; (v) Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years. (vi) Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Non-GAAP Measures and Definitions (cont.) F&G Investor Update | Fall 2023 43 Adjusted Net Earnings per Common Share Adjusted net earnings per common share is calculated as adjusted net earnings divided by the weighted-average common shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Adjusted Net Earnings per Diluted Share Adjusted net earnings per diluted share is calculated as adjusted net earnings divided by the weighted-average diluted shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Adjusted Return on Assets Adjusted return on assets is calculated by dividing year-to-date annualized adjusted net earnings by year-to-date AAUM. Return on assets is comprised of net investment income, less cost of funds, and less expenses (including operating expenses, interest expense and income taxes) consistent with our adjusted net earnings definition and related adjustments. Cost of funds includes liability costs related to cost of crediting as well as other liability costs. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM. Adjusted Return on Average Equity excluding AOCI Adjusted return on average equity is calculated by dividing the rolling four quarters adjusted net earnings (loss), by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be a useful internally and for investors and analysts to assess the level return driven by the Company's adjusted earnings (loss).

Non-GAAP Measures and Definitions (cont.) F&G Investor Update | Fall 2023 44 Assets Under Management (AUM) AUM is comprised of the following components and is reported net of reinsurance qualifying for risk transfer in accordance with GAAP: (i) total invested assets at amortized cost, excluding investments in unconsolidated affiliates and derivatives; (ii) investments in unconsolidated affiliates at carrying value; (iii) related party loans and investments; (iv) accrued investment income; (v) the net payable/receivable for the purchase/sale of investments; and (vi) cash and cash equivalents excluding derivative collateral at the end of the period Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained. AUM before Flow Reinsurance AUM before Flow Reinsurance is comprised of components consistent with AUM but also includes flow reinsured assets. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets. Average Assets Under Management (AAUM) (Quarterly and YTD) AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets. Book Value per Share excluding AOCI Book value per share excluding AOCI is calculated as total equity (or total equity excluding AOCI) divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Company.

Non-GAAP Measures and Definitions (cont.) F&G Investor Update | Fall 2023 45 Return on Average Equity excluding AOCI Return on average equity excluding AOCI is calculated by dividing the rolling four quarters net earnings (loss), by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Sales Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition. Total Capitalization excluding AOCI Total Capitalization excluding AOCI is based on Total Equity and the total aggregate principal amount of debt and Total Equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts to help assess the capital position of the Company.

Non-GAAP Measures and Definitions (cont.) F&G Investor Update | Fall 2023 46 Total Debt-to-Capitalization excluding AOCI Debt-to-capital ratio excluding AOCI is computed by dividing total aggregate principal amount of debt by total capitalization (total debt plus total equity excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position. Total Equity excluding AOCI Total equity excluding AOCI is based on total equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on total equity. Yield on AAUM Yield on AAUM is calculated by dividing annualized net investment income by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.